SCHEDULE 14A PRIVATE

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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14 INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SPATIALIZER AUDIO LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 8, 2003

Dear Stockholder:

      On behalf of the Board of Directors (the “Board”), I cordially invite you to the annual meeting of the stockholders (the “Annual Meeting”) of Spatializer Audio Laboratories, Inc. (the “Company”) which will be held on Friday, June 13, 2003 at 2:30 p.m. at the Hilton Woodland Hills, located at 6360 Canoga Avenue in Woodland Hills, California 91367. I hope that you will be able to attend in person. Following the formal business of the Annual Meeting, management will be available to respond to your questions.

      At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

(1) The nomination and election of Henry Mandell to serve as a Director of the Company until the Annual Meeting of Stockholders to be held in 2006; and

(2) Such other matters as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

      The Board has approved and recommends that the stockholders vote FOR the Director nominated by the Board.

      At the Annual Meeting, each holder of record of shares of common stock, par value $0.01 per share (“Common Stock”) as of May 6, 2003, the record date (the “Record Date”) will be entitled to one (1) vote on each matter properly brought before the Annual Meeting. In accordance with Article II, Section 3 of the Bylaws of the Company, the Director being elected will need to receive a majority of the votes cast.

      The qualifications of the nominee for Director of the Company and other important information are set forth in the accompanying Proxy Statement and should be considered carefully by stockholders.

      I hope that you will attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of stock you own, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your proxy card.

Sincerely,

SPATIALIZER AUDIO LABORATORIES, INC.

HENRY R. MANDELL
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       Notice is hereby given that Spatializer Audio Laboratories, Inc. (the “Company”) will hold its Annual Meeting of Stockholders on Friday, June 13, 2003 at 2:30 p.m., at the Hilton Woodland Hills, located at 6360 Canoga Avenue in Woodland Hills, California 91367, for the following purposes:

To elect one Director of the Company to serve until the Annual Meeting of Stockholders to be held in 2006; and

To act upon other matters that may properly come before the Annual Meeting.

      The Board of Directors has fixed May 6, 2003 as the Record Date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

      At the Annual Meeting, each share of Common Stock represented will be entitled to one (1) vote on each matter properly brought before the Annual Meeting. The election of the Director requires that he receive a majority of the votes cast.

      Your attention is directed to the accompanying Proxy Statement. Stockholders who do not expect to attend the Annual Meeting in person are requested to date, sign and mail the enclosed proxy as promptly as possible in the enclosed envelope.

By Order of the Board of Directors

HENRY R. MANDELL
Chairman of the Board and
Chief Executive Officer

DATED: May 8, 2003

The Board has approved and recommends that the stockholders vote for the director nominated by the Board.

It is important that all stockholders vote. We urge you to sign and return the enclosed proxy whether or not you plan to attend the Annual Meeting. The proxy may be revoked at any time prior to its exercise. In order to facilitate the providing of adequate accommodations, please indicate on the proxy whether you plan to attend the Annual Meeting.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
REPORT OF COMPENSATION COMMITTEE
Performance Graph of Company Stock
Option/Stock Appreciation Right (“SAR”) Grants During the Most Recently Completed Financial Year
Aggregated Options/SAR Exercises in Last Financial Year and Financial Year-End Option/SAR Values
TEN-YEAR OPTION/SAR REPRICINGS
REPORT OF THE AUDIT COMMITTEE

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 13, 2003

       The accompanying proxy is solicited by the Board of Directors of Spatializer Audio Laboratories, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Friday, June 13, 2003 at 2:30 p.m., at the Hilton Woodland Hills, located at 6360 Canoga Avenue in Woodland Hills, California 91367, and at any adjournments or postponements of the Annual Meeting. This proxy statement and accompanying proxy will be mailed beginning on or about May 9, 2003, to give holders of record of the Company’s Common Stock on May 6, 2003, the Record Date, an opportunity to vote at the Annual Meeting.

To elect Henry Mandell as a Director of the Company to serve until the Annual Meeting of Stockholders to be held in 2006; and

To act upon other matters that may properly come before the meeting.

Voting

      In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy, signing and dating the proxy and returning it in the accompanying envelope. If no directions are given and the signed proxy is returned, the proxy holders will vote the shares in favor of the nominee for Director and at their discretion on any other matters that may properly come before the Annual Meeting. In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be included in the vote totals. Therefore, a failure by a stockholder to return a proxy and indicate their vote concerning the Director nominated will, in effect, be treated as a non-vote, since shares cannot be counted as a “FOR” vote if a proxy is not returned.

      The Board of Directors recommends voting “FOR” the election of the person nominated as a Director of the Company.

      A stockholder has the right to appoint a person (who need not be a stockholder) to attend and act on his behalf at the meeting. Such person need not be designated in the accompanying form of proxy. To exercise this right, the stockholder may insert the name of the desired person in the blank space provided in the proxy and strike out the other name or may submit another proxy.

      The shares represented by proxies in favor of management will be voted on any ballot (subject to any restrictions they may contain) in favor of the matters described in the proxy.

Revocability of Proxies

      Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the corporate offices of the Company located at 900 Lafayette Street, Suite 710, Santa Clara, California 95050, or at Computershare Investor Services, 2 North LaSalle Street, Chicago, IL 60690-1689 (“The Transfer Agent”) at any time and up to and including the last business day preceding the day of the meeting, or any adjournment thereof, or with the chairman of the meeting on the day of the meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Outstanding Stock

      Holders of record of Common Stock at the close of business on May 6, 2003, the Record Date, will be entitled to receive notice of and vote at the meeting. Currently, the Company is authorized to issue 65,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value of $.01 US per share (“Preferred Stock”). On the Record Date, there were 47,406,939 shares of Common Stock and 102,762 shares of Preferred Stock issued and outstanding. The holders of Common Stock are entitled to one (1) vote for each share held.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information (except as otherwise indicated by footnote) as to shares of Common Stock owned as of April 10, 2003 or which can be acquired in sixty days, by (i) each person known by management to beneficially own more than five percent (5%) of the Company’s outstanding Common Stock, (ii) each of the Company’s Directors and officers, (iii) all executive officers and Directors as a group. On May 6, 2003 there were 47,406,939 shares of Common Stock outstanding.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership	Class

Directors and Officers
Carlo Civelli(2)(3)	3,820,958	8.1%
Stephen W. Desper(3)	525,599	1.1%
Henry Mandell(3)(4)	2,106,572	4.4%
James D. Pace(3)	346,997	*
Gilbert N. Segel(3)	338,000	*
Michael L. Wood(5)	0	*
All directors and executive officers as a group (6 persons)(3)(5)	7,138,126	13.6%

*	Indicates that the percentage of shares beneficially owned does not exceed one percent (1%) of the class.

(1)	Each of the Directors and officers named can be reached at the Company’s corporate offices located at 900 Lafayette Street, Suite 710, Santa Clara, California 95050, except for Carlo Civelli, whose address is Gerberstrasse 5, 8023 Zurich, Switzerland. The persons named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)	Carlo Civelli controls Clarion Finanz AG, a non-reporting investment company. Holdings of Mr. Civelli and Clarion Finanz AG are combined, and include all shares of the Company held of record or beneficially by them, and all additional shares over which he either currently exercises full or partial control, without duplication through attribution.

(3)	Includes 50,000 vested options granted to each Director on June 14, 2002, and exercisable at $0.12 per share and vesting in one year. It also includes for Gilbert N. Segel, 50,000 vested options exercisable at $0.11 per share and granted to Mr. Segel effective January 2, 2002 to correct an ongoing inequity in his grants because of the timing of his election to the Board.

(4)	Includes 1,250,000 options held by Mr. Mandell, all of which are vested and are exercisable at various prices from $0.12 to $0.55. Excludes 100,000 options which expired in March 2003 without exercise. The options have varying expiration dates of which the final such expiration date will be June 13, 2007.

(5)	Options to acquire 500,000 shares of Common Stock were granted to Michael L. Wood, Executive Vice President, Business Development and Chief Operating Officer, in 2002. The options vest over 3 years and are exercisable at $.09 per share, the market price on the date of the grant. The initial vesting date will be September 24, 2003 and, therefore, no underlying shares are reflected.

Solicitation

      The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional material furnished to stockholders. Proxies may be solicited by Directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians which hold shares of Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

      Your vote is important. Please return your marked proxy promptly so your shares can be represented, even if you plan to attend the annual meeting in person.

Nomination and Election of Director

      At this Annual Meeting, management intends to nominate Mr. Mandell for a three year term expiring in 2006. The current Bylaws of the Company provide for a Board of Directors of no less than three to be categorized into three classes, with the Directors in each class being elected to serve for three years and requiring that the classes be allocated in as equal a number as possible. The Company currently has five Directors, with the terms of Steven Desper and Henry Mandell expiring in 2003. Mr. Desper has advised the Board that he does not wish to continue on the Board because of his other business and personal commitments. Assuming Mr. Mandell is re-elected, the Board will consist of four directors with the terms of two directors expiring in 2004 and the term of one director expiring in each of 2005 and 2006.

      The elected Director will continue in office until his successor is elected and has been qualified, or until his earlier death, resignation or removal. The Bylaws state that in any election of more than one Director, the persons receiving a plurality of the votes cast, up to the number of Directors to be elected in such election, shall be deemed to be elected. Since only one Director is being elected this year, he will need to receive a majority of the votes cast to be elected. Shares represented by proxies marked “withhold authority” for the nominee will be counted as a negative vote.

      The Board of Directors recommends a vote “FOR” Mr. Mandell.

      The following table sets forth certain information with respect to the Directors and executive officers of the Company as of May 6, 2003. As described above, Henry Mandell, whose term ends in 2003, is to be considered for election to the Board of Directors with a term expiring in 2006 and Mr. Desper has declined nomination for another term.

Name	Age	Position

Directors with Terms Ending 2003:
Henry R. Mandell (nominee for re- election)	46	Chairman of the Board and Chief Executive Officer — 2/00 to date, Secretary — 9/98 to date. Chief Financial Officer — 3/98 to date.
Stephen W. Desper (not being considered for re-election)	60	Director — 7/92 to date. Chairman of the Board — 7/92 to 12/95. Vice Chairman of the Board — 12/95 to date. Member of Audit Committee.
Directors with Terms Ending in 2004:
James D. Pace	47	Director — 2/95 to date. Member of Compensation Committee — 2/95 to date.
Gilbert N. Segel	70	Director — 5/95 to date. Member of Audit and Compensation Committee — 5/95 to date.

Name	Age	Position

Director with Term Ending in 2005:
Carlo Civelli	54	Director — 3/93 to date. Vice President Finance, Europe — 8/91 to 3/95. Member of Audit Committee.
Other Executive Officer:
Michael L. Wood	46	Executive Vice President, Business Development and Chief Operating Officer — 8/02 to date.

      Henry R. Mandell. Chairman and Chief Executive Officer since February 2000. Interim Chief Executive Office from September 1998 to February 2000. Secretary since September 1998; Chief Financial Officer since March 1998; Senior Vice President, Finance from March 1998 until September 1998. Executive Vice President and Chief Financial Officer of The Sirena Apparel Group, Inc. from November 1990 to January, 1998 (The Sirena Apparel Group filed for protection under Chapter 11 of the Bankruptcy Code in June of 1999). Senior Vice President of Finance and Administration for Media Home Entertainment, Inc. from April 1985 to November 1990. Director of Finance and Accounting for Oak Media Corporation from June 1982 to April 1985. Senior Corporate Auditor for Twentieth Century Fox Film Corporation from June 1981 to June 1982. Mr. Mandell was a Senior Auditor for Arthur Young and Company from August 1978 to June 1981, where he qualified as a Certified Public Accountant.

      Stephen W. Desper. Vice Chairman of the Board, Inventor. Mr. Desper devoted his full time for a number of years to developing and refining Spatializer® technology. Recording engineer, over twenty (20) years experience; Director of Engineering for The Beach Boys Organization. Acoustician, Acoustic Design and Noise Control Engineer. December, 1991 to December, 1995, Chairman of Spatializer Audio Laboratories, Inc. Since December, 1995 Vice Chairman of Spatializer Audio Laboratories, Inc. Inventor and President of Desper Products; Inc. (“DPI”) from June 1986 to October, 1991. Vice President and Director of Research, DPI from October 1991 to December 1996.

      James D. Pace. Director since February 1995. Director of DPI since July 1992. For more than the last seventeen years, Mr. Pace has specialized in the introduction and distribution of new technologies into the professional recording and film industries. He has broad experience in various audio industries, including audio for DVD.

      Gilbert N. Segel. Director since May 1995. Mr. Segel has spent more than thirty (30) years as an independent business manager representing musical artists, film actors and entertainment industry entrepreneurs. Since 1985, he has concentrated on his personal investments and serves as a director of various private business and charitable enterprises.

      Carlo Civelli. Director since March 1993. VP Finance — Europe from August 1991 to March 1995. Has extensive experience in financing emerging public companies and has been instrumental in funding approximately 50 new ventures of the past 20 years which include Breakwater Resources, Callinan Mines, Granges Exploration, Namibian Minerals, Napier International Tech, Norst Interactive, DRC Resources, DMX Digital Music. Managing director of Clarion Finanz AG, Zurich, Switzerland, for more than the last five years. Director and Financial Consultant to Clarion Finanz AG.

      Michael L. Wood. Executive Vice President, Business Development and Chief Operating Officer since August 2002. Prior to joining the Company, Mr. Wood was the Vice President and General Manager of the Home Entertainment Division of Zoran Corporation (from 2000 to 2002). Before joining Zoran, he was Senior Director of C-Cube Microsystems (from 1995 to 2000). Before that, he held a variety of marketing and applications positions at Intel (from 1984 to 1995) and is considered an expert on introductions of semiconductor and related technologies in the U.S. and China markets.

Resignations of Certain Directors

      None.

Compensation of Directors

      None of the Company’s Directors received any cash compensation or other arrangements for services provided in their capacity as Directors. However, the Company has granted stock options to Directors in that capacity. Under the 1995 Stock Option Plan, each Director, who is not an employee of the Company, is entitled to an automatic annual grant of an option to purchase 50,000 shares of Common Stock which are granted as options and are available for grant under the 1995 Stock Option Plan (“Plan”). Employee Directors may receive such a grant at the discretion of the Board of Directors. In accordance with the Plan, the Company issued such options to its employee and non-employee directors on June 14, 2002 at an exercise price of $0.12. In January 2002, Gilbert N. Segel was issued an additional 50,000 vested options exercisable at $0.11 to correct a continuing inequity which arose several years ago because of the timing of his election to the Board of Directors.

Activities of the Board of Directors and its Committees

      Members of the Board of Directors are elected by the holders of the Common Stock of the Company and represent the interests of all stockholders. The Board of Directors meets periodically to review significant developments affecting the Company and to act on matters requiring Board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

      During 2002, the Board of Directors of the Company, which consisted of five (5) members, had three formal meetings and took various actions by written consent. Except for Carlo Civelli (who missed the meetings because of time and travel conflicts but was advised and consented telephonically to the actions and discussions at each meeting) and Stephen W. Desper (who missed two meetings), all incumbent Directors of the Company were present, in person or by teleconference at, or participated in taking actions for, one hundred percent (100%) of the meetings of the Board of Directors of the Company and the Committees on which he served.

Committees of the Board of Directors

      As of May 6, 2003, standing committees of the Board of Directors of the Company included an Audit Committee and a Compensation and Stock Option Committee.

Audit Committee

      In 2002, the Audit Committee of the Company’s Board of Directors consisted of Messrs. Segel and Desper, both of whom are non-employee Directors. Mr. Mandell also participates as an ex-officio member. Messrs. Segel and Desper are non-employee Directors of the Company. This committee is directed to review the scope, cost and results of the independent audit of the Company’s books and records, the results of the annual audit and quarterly reviews of the Company’s financial statements with management and the internal auditors and the adequacy of the Company’s accounting, financial, and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by the Company’s independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters. The Audit Committee of the Board of Directors held two formal meetings during fiscal 2002 and had either telephonic meetings or discussions in connection with each of the quarterly interim filings.

Compensation and Stock Committee

      The Compensation and Stock Option Committee of the Company (the “Compensation Committee”) currently consists of Messrs. Pace and Segel, each of whom is a non-employee Director of the Company and a “disinterested person” with respect to the plans administered by such committee, as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for senior officers and employees of the Company. Except for plans that are, in accordance with their terms or as required by law, administered by the

Board of Directors or another particularly designated group, the Compensation Committee also administers and implements all of the Company’s stock option and other stock-based and equity-based benefit plans. (including performance-based plans), recommends changes or additions to those plans, and reports to the Board of Directors on compensation matters. The Compensation Committee held two meetings in 2001. To the extent required by law, a separate committee of disinterested parties administers the 1996 Incentive Plan. No Compensation Committee interlock relationships existed in 2001.

REPORT OF COMPENSATION COMMITTEE

General

      The Company’s Compensation Committee is responsible for formulating and overseeing the general executive and employee compensation policies for the Company. Its responsibilities include determination of the compensation of senior executive officers and administration of the annual and long-term incentive plans and stock option plans of the Company unless such plans, in accordance with their terms, are administered by the Board of Directors or another particularly designated group. Specific decisions relating to compensation earned by or awarded to the senior officers of the Company, including the Chief Executive Officer and the other four highest paid executive officers (collectively, the “Named Executive Officers”), are governed by the Compensation Committee. The Compensation Committee was formed in June 1995.

      The Compensation Committee has adopted the following policy framework on which it intends to base the Company’s compensation program and its decisions:

•	Efforts should be made to achieve base salaries for the senior executives which are competitive with compensation at the Company’s peer group of companies, not withstanding the significantly larger revenues at many of the entities in the peer group.

•	Annual incentives should consider Company performance and individual contribution. Efforts should be made to establish parity among individuals with similar responsibilities and performance.

•	The long-term incentive program should be performance-based and emphasize stock options to ensure that long-term compensation primarily depends on increases in stock price. Other awards, including restricted stock, performance units or a combination, may be utilized to provide incentives that might otherwise be reflected in stock option grants.

•	Stock option grants (or other performance-based long-term incentives that may be awarded in the future) should be competitive with peer practices to allow the Company to attract and retain senior personnel and to reflect the Company’s operating growth and performance.

•	The relative mix of annual and long-term incentives should reflect levels within the organization, so that senior executives receive a greater proportion of long-term incentives and others receive compensation that emphasizes annual compensation and incentives.

      To implement these policies, the Compensation Committee will take into account current market data and compensation trends for similar enterprises, compare corporate performance of the Company to the performance of a selected peer group, gauge achievement of corporate and individual objectives and consider the overall effectiveness of the Company’s compensation programs.

      In December 1995, to assist in formulating its operating framework, the Compensation Committee engaged an independent executive compensation consultant to assess the current competitive position of the Company’s executive compensation program and to assist the Company in implementing an ongoing long-term incentive program. Given the Company’s reduced operations and financial constraints, no independent adviser was engaged during 2002, 2001 or 2000. However, the Compensation Committee has continued to consider comparisons of current compensation levels at the Company with other small capital publicly traded companies. In addition, broader published compensation surveys of compensation levels for executives holding similar positions at comparable industrial entities or organizations were used to establish competitive norms.

These assessments indicated that actual cash compensation (salary plus annual incentives) of the Named Executive Officers were below total cash compensation levels of the peer group.

Annual Compensation

      The Compensation Committee annually reviews base salary levels of executives and employees annually, subject to any provisions or limitations included in their Employment Agreements and in the context of the above policies. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code. Section 162(m) creates a new limit on the deductibility of compensation paid to certain officers. With respect to the Company, the covered officers are the Chief Executive Officer and the next four most highly compensated persons in office at the end of the year. Compensation paid to these officers in excess of $1,000,000 per person, that is not performance-based, cannot be claimed by the Company as a tax deduction. It is the Compensation Committee’s intention to continue to utilize performance-based compensation and to conform such compensation to these limits.

CEO Compensation

      The 2002 compensation for Henry R. Mandell, as Chief Executive Officer of the Company, was determined principally in accordance with an amendment to his employment contract effective April 12, 2002 (the “Amendment”) which extended his employment for another year and the guidelines discussed above. Based on the performance of the Company and the compensation of the Chief Executive Officers at several peer companies, he was paid a base salary of $214,200 in 2002. In connection with the negotiation of the one year extension to his employment agreement, he declined the January 2001 options as well as the 252,944 Performance Shares eligible for release from escrow in 2001, the 250,000 options exercisable at $0.75 a share and the 250,000 options exercisable at $1.00 (granted prior to the date on which he became Chief Executive Officer). He was allocated 425,000 Performance Shares, which were placed in escrow and eligible for release effective June 22, 2002 and was entitled to a grant of 500,000 options at the 2002 Annual Meeting (June 14) if he was still employed. The options were granted June 14, 2002, exercisable at $0.12 per share. In addition to the allocation of options and Performance Shares, his severance payments in the event of a change of control transaction, were extended from 6 months to one year, which in 2002, would be $214,200 plus any bonus granted to him and a continuation of employee benefits.

      In summary, as noted above, the Compensation Committee and Board of Directors, in view of Mr. Mandell’s contributions to the Company, negotiated a one year extension to his employment agreement, a cost of living increase in his base salary to $214,200, a grant of an option to acquire 500,000 shares of Common Stock at the exercise price in effect at the 2002 Annual Meeting of Stockholders (granted to replace options to acquire 500,000 shares declined by Mr. Mandell) and an extension from six months to one year of the severance payments payable under the employment agreement in the event of a change of control transaction . In March 2003, options to acquire 100,000 shares at an exercise price of $0.125 expired without exercise. As of the date hereof, Mr. Mandell therefore holds options to acquire 1,250,000 shares.

      In December 2002, the Compensation Committee took further action under the employment agreement to grant Mr. Mandell a bonus of $20,000 (payable in the first pay period of 2003) in recognition of his efforts and contributions in 2002. In accordance with the twelve month renewal and termination notice provisions of the employment agreement and Amendment, the term currently extends to November 2004.

Conclusion

      The Compensation Committee believes that the policies and concepts discussed above will be an effective strategy since a significant portion of compensation to the Named Executive Officers will be based on the operating results of the Company, the commensurate results for its stockholders, and the need to attract and retain senior management, technical and operating personnel as the Company matures and technology and market conditions change and evolve. At the same time, it is intended that the policies will encourage responsible management for both long-term and short-term results and will further the interests of the Company’s stockholders. In implementing its policies, the Compensation Committee intends to base its review on the experience of its members, on Company and management information, and on discussions with and information compiled by various independent compensation consultants and other appropriate sources.

Submitted by the Compensation Committee
of the Company’s Board of Directors,

James D. Pace
Gilbert N. Segel

Performance Graph of Company Stock

      The following Performance Graph reflects a comparison of the performance of the Company’s Common Stock to the common stock of other peer group companies and to the NASDAQ Market Index:

COMPARE CUMULATIVE TOTAL RETURN

AMONG SPATIALIZER AUDIO LABORATORIES, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

	FISCAL YEAR ENDED

COMPANY/INDEX/MARKET	12/31/97	12/31/98	12/31/99	12/31/00	12/29/01	12/31/02

Spatializer Audio Laboratories	100.00	8.31	6.81	1.69	0.85	0.47
Customer Selected Stock List	100.00	5.91	92.38	113.32	125.07	170.14
NASDAQ Market Index	100.00	141.04	248.76	156.35	124.64	86.94

      The peer group, for purposes of the above graph, consists of other comparable technology companies. The peer group was expanded in 1996 to include a competitor in the advanced audio technology industry that went public during 1996.

Indemnification of Directors and Executive Officers

      The Company’s Certificate of Incorporation and its Amended and Restated Bylaws provide that the Company will indemnify any officer or Director of the Company who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including, but not limited to, attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by Delaware law and any other applicable law as from time to time in effect.

Executive Compensation

      The following table sets forth separately, for the last three complete fiscal years, each component of compensation paid or awarded to, or earned by, Henry R. Mandell as the Chief Executive Officer of the Company and for Michael Wood during a portion of 2002. There were no other executive officers who were serving as executive officers at December 31, 2002 who had annual income of at least $100,000 in 2002.

Summary Compensation Table

								Long Term Compensation

								Awards(8)(9)(10)

								Securities
								Under			Payouts
								Options/SARs		Restricted
		Annual Compensation						Granted(#)		Stock
								(Declined)		Awards	LTIP
Name and Principal Position	Year	Salary		Bonus		Other		(#)(5)(7)		($)	Payouts

Henry R. Mandell(1)	12/02	$214,200		N/A	(2)	$43,189	(2)(8)	550,000		N/A	N/A
Chief Executive Officer							(9)(10)	(250,000	)(3)(6)
	12/01	$210,000		N/A		N/A		300,000		N/A	N/A
								(500,000	)(3)
	12/00	$200,000		$20,000		$9,000		—		N/A	N/A
	12/99	$175,000		N/A		$34,000	(8)(9)	750,000	(4)	N/A	N/A
Michael L. Wood	12/02	$55,000	(11)	N/A	(11)	N/A		500,000	(11)	N/A	N/A
Executive Vice President, Business Development and Chief Operating Officer

(1)	Mr. Mandell became an employee of the Company in March 1998. He became Interim Chief Executive Officer of the Company on September 25, 1998, concurrent with the effective date of Mr. Gershick’s resignation as President and Chief Executive Officer. He became Chairman and Chief Executive Officer in February 2000, with his base salary in 2000 set at $200,000 and an entitlement to a bonus, as granted by the Compensation Committee equal to 5% of the Company’s income after taxes (not to exceed $100,000). Mr. Mandell does not receive any other cash compensation but did receive reimbursement for expenses and benefits on the same terms as other employees.

(2)	Reflects annual base salary and option and equity transactions to date. Does not reflect the $20,000 bonus granted on December 29, 2002 to Mr. Mandell, but paid in 2003 in recognition of his contributions in 2002.

(3)	Amounts in parenthesis reflect options that were declined in the specified year.

(4)	Excludes options to acquire 500,000 shares of Common Stock of the Company granted prior to 1999 of which 150,000 options are exercisable at $0.5000 per share, 100,000 options were exercisable at $0.125 per share and expired in March 2003 without exercise and 250,000 options were exercisable at $1.00 per share but were declined in 2001. See Note 7.

(5)	Of the options shown: 50,000 were granted in 2002 and 50,000 were granted in 2001 to Mr. Mandell in his capacity as a director; 500,000 granted prior to the date of his employment contract were treated as having been fully vested at November 12, 1999 and at that time he was granted options to acquire 750,000 additional shares (250,000 shares exercisable at $0.50 and immediately vested; 250,000 shares exercisable at $0.55 to vest on November 12, 2000; and 250,000 shares exercisable at $0.75 to vest on November 12, 2001). See note 7 below.

(6)	In January 2001, Mr. Mandell was granted vested options to acquire 250,000 shares at an exercise price of $0.22 per share (the “January 2001 Options”). As set forth in note 7 below, in January 2002, he declined these options in connection with the one year extension of his employment agreement to November 2002.

(7)	In connection with the negotiation of the one year extension to his employment agreement to November 2002, Mr. Mandell declined the January 2001 Options as well as 500,000 options (250,000 options exercisable at $0.75 a share and 250,000 exercisable at $1.00, both effective as of November 12, 2001). He also was entitled to a grant of 500,000 options at the June 2002 Annual Meeting if he was still employed. Those options were granted on June 14, 2002 exercisable at $0.12. Options to acquire 100,000 shares expired in March 2003 and, as a result, as of the date hereof, Mr. Mandell holds options to acquire 1,250,000 shares.

(8)	For 1999 and 2002, the Summary Compensation Table reflects the value of compensation in connection with Performance Shares as “Other” compensation valued in 1999 on the date of the delivery of the shares released from escrow to Mr. Mandell. It does not reflect compensation in connection with Performance Shares in 2000 and 2001 because the Performance Shares were declined.

(9)	Mr. Mandell was allocated 843,144 Performance Shares in 1999 (including 168,628 Performance Shares transferred from Steven Gershick, the former Chief Executive Officer of the Company, to Mr. Mandell), and $34,000 compensation was recorded in 1999 for the 168,628 Performance Shares transferred to him in that year. During 2000 and 2001, 168,628 and 252,944 Performance Shares, respectively, were released from escrow and he declined ownership in these shares.

(10)	In connection with the extension of the employment agreement described in note 7 above, Mr. Mandell declined 252,944 Performance Shares released from escrow in 2001 (but transfer to treasury has not been completed). He was subsequently allocated 425,000 Performance Shares and the 252,944 Performance Shares eligible for release from escrow on June 22, 2002. As a result, as of the date hereof, Mr. Mandell holds 846,572 Performance Shares consisting of 168,628 Performance Shares transferred directly from Mr. Gershick; 425,000 Performance Shares allocated on January 2, 2002 and 252,944 Performance Shares released from escrow in June 2002. He is not entitled to either the reissuance of the 2001 Performance Shares, or any other Performance Shares which remain unallocated. The Board of Directors, in its sole discretion, could elect to grant additional Performance Shares to him, but has not presently indicated any intention to do so. Mr. Mandell holds an additional 10,000 shares of Common Stock purchased in the open market.

(11)	Michael L. Wood joined the Company as an officer in August 2002 and the compensation reflects amounts received in 2002. His agreement with the Company is on an “at will” basis and entitles him to a base annual salary of $165,000, a bonus based on new business generated through his efforts and measured by additional net revenues, reimbursement for normal expenses and benefits on the same terms as other employees. He was also granted options to acquire 500,000 shares of Common Stock vesting over 3 years and exercisable at $0.09 per share. The grants are intended to be incentive stock options under the Company’s 1995 Plan.

Option/Stock Appreciation Right (“SAR”) Grants During the

Most Recently Completed Financial Year

      The following table presented in accordance with the Securities Exchange Act of 1934, as amended (“the Exchange Act”) and the Regulations thereunder sets forth stock options granted under the Company’s Stock Option Plan (“the Stock Option Plan”) during the most recently completed financial year to each of the Named Executive Officers:

Individual Grants
								Potential		Alternative to
								Realizable		Realizable
					Market			Value at		Value Grant
					Value of			Assumed		Value Date
					Securities			Annual Rates of
			% of Total		Underlying			Stock Price
	Securities		Options/SARs		Options/SARs			Appreciation for
	Under		Granted to	Exercise or	on Date of			Option Term		Grant Date
	Options/SARs		Employees in	Base Price	Grant	Expiration				Present
	Granted		Fiscal Year	($/Security)	($/Security)	Date		5%($)	10%($)	Value($)

Henry R. Mandell	550,000	(1)	42.0%	$0.12 (2)	$0.12 (2)	May 2007	(1)	N/A	N/A	N/A
Michael L. Wood	500,000	(1)	38.0%	$0.09	$0.09	Sept. 2008		N/A	N/A	N/A
All Other Directors	250,000	(1)(3)	N/A	$0.12 (2)	$0.12 (2)	May 2007	(1)	N/A	N/A	N/A

(1)	All options will be exercisable in June 2003 except the options granted to Mr. Wood which vest equally over 3 years with September 24, 2003 as the first vesting date.

(2)	Market Price on the date of the Annual Meeting of Stockholders, the date of grant.

(3)	Reflects 50,000 Directors option granted annually at the Annual Meeting of Stockholders to each director and an additional 50,000 vested options exercisable $0.11 issued to Gilbert N. Segel in January 2002 to correct a continuing inequity which arose several years ago because of the timing of his election to the Board.

Aggregated Options/SAR Exercises in Last Financial Year

and Financial Year-End Option/SAR Values

      The following table (presented in accordance with the Exchange Act and the Regulations) sets forth details of all exercises of stock options/ SARs granted during the year ended December 31, 2002 by each of the Named Executive Officers and the financial year-end value of unexercised options/ SARs on an aggregated basis:

				Value of Unexercised
	Securities		Unexercised	In-the-Money Options/SARs
	Acquired on	Aggregate	Options/SARs at	at Fiscal Year-End($)
Name	Exercise	Value Realized	Fiscal Year-End	Exercisable/Unexercisable

Henry R. Mandell	N/A	N/A	1,350,000 (1)	0(3)
Michael L. Wood	N/A	N/A	500,000 (2)	0(2)

(1)	Includes 100,000 options which expired in March 2003 without exercise.

(2)	Reflects 500,000 options granted at an exercise price of $0.09 and vesting over 3 years.

(2)	Weighted average exercise price is $0.24

Equity Compensation Plan Information

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,671,500 (1)	$0.24 (1)	2
Equity compensation plans not approved by security holders	0	0	0
Total

(1)	Represents options to acquire the Company’s Common Stock under the Company’s 1995 Stock Option Plan and 1996 Incentive Plan approved by the Company’s stockholders in 1995 and 1996, respectively. The 1995 Plan authorizes grants of options to purchase authorized but unissued common stock in an amount of up to 10% of total common shares outstanding at each calendar quarter or, 4,740,694 as of December 31, 2002. Stock options are granted with an exercise price equal to the stock’s fair market value at the date of grant. Stock options have five-year terms and vest and become fully exercisable as determined by the committee on date of grant. The 1996 Plan supplements the 1995 Plan by allowing for stock appreciation, incentive shares and similar accruals aggregating not more than the equivalent of 500,000 shares and the regrant of any Performance Shares that become available for regrant. See Note 2.

(2)	In December 1996, the Company accepted the terms outlined by the British Columbia Securities Commissions for the release of the Company’s 5,776,700 escrowed “Performance Shares” from Canadian Escrow into a new escrow arrangement with the Company. The overall modification was approved by the

Company’s stockholders in August 1996. Under the revised arrangements, the final release date was June 22, 2002. Since all the Performance Shares were included in the issued and outstanding shares as of 1996 and thereafter, the Performance Shares have no dilutive effect on the Company’s equity.

TEN-YEAR OPTION/ SAR REPRICINGS

      During the year ended December 31, 2002 there were no repricings of stock options/ SARs held by Henry R. Mandell, the only named executive officer.

Employment Agreements

      Effective April 12, 2002, the Company and Mr. Mandell agreed to a one year extension of his three (3) year employment agreement originally entered into in November 1999. In accordance with the termination and renewal provisions of his employment agreement, unless sooner terminated, the term now extends to November 2004. In 2001, Mr. Mandell’s salary was set at $210,000 and he declined any bonus. Under his employment agreement, Mr. Mandell is entitled to an annual bonus, as set by the Compensation Committee, equal to five percent (5%) of the Company’s income after taxes. He is also entitled to reimbursement for reasonable travel and housing expenses while away from the Westlake Village, CA executive offices on company business and is now entitled to one year severance in the event of a change of control transaction.

      In connection with the 1999 employment agreement, 500,000 options previously granted to Mr. Mandell were treated as having been fully vested at November 12, 1999 and at that time he was granted options to acquire 750,000 additional shares (250,000 shares exercisable at $0.50 and immediately vested; 250,000 shares exercisable at $0.55 which vested on November 12, 2000; and 250,000 shares exercisable at $0.75 which vested on November 12, 2001). In addition, 168,628 Performance Shares held by Mr. Gershick, the former Chairman directly and the 674,516 Performance Shares, then in escrow, were reallocated to Mr. Mandell. During 2000, Mr. Mandell declined ownership in the 168,628 Performance Shares released in 2000.

      In connection with the negotiation of the extension to his employment agreement, he declined the January 2001 options as well as the 252,944 Performance Shares eligible for release from escrow in 2001, the 250,000 options exercisable at $0.75 a share and the 250,000 options exercisable at $1.00 (granted prior to the date on which he became CEO). He was allocated 425,000 Performance Shares, which were placed in escrow and eligible for release effective June 22, 2002 and was entitled to a grant of 500,000 options if he was still employed at the date of the 2002 Annual Meeting. The options were granted on June 14, 2002, the date of the Annual Meeting and exercisable at $0.12, the market price on that date. In addition to the allocation of options and Performance Shares, his severance payments in the event of a change of control transaction, were extended from six (6) months to one (1) year, which in 2002, would be $214,200 plus any bonus granted to him and a continuation of employee benefits.

      In December 2002, Mr. Mandell was granted a bonus of $20,000 on account of his contribution in 2002. The bonus was paid in 2003.

      Michael L. Wood became Executive Vice President, Business Development and Chief Operating Officer in August 2002. His agreement with the Company is on an “at will” basis and entitles him to a base annual salary of $165,000, a bonus calculated based on incremental additional net revenues from new business for the Company, customary expense reimbursements and benefits on the same terms as other employees. He was also granted options to acquire 500,000 shares of Common Stock vesting over 3 years and exercisable at $0.09.

Transactions with Management and Others

      During 2002, the Company was not a party to any transaction in which the amount involved exceeded $60,000 and in which any Director, executive officer, nominee for Director, security holder of more than five percent (5%) of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

REPORT OF THE AUDIT COMMITTEE

      Neither the following report of the Audit Committee nor any other information included in this proxy statement pursuant to item 7(d)(3) of Schedule 14A promulgated under the Securities Exchange Act of 1934 or pursuant to Rule 306 of Regulation S-K constitutes “soliciting material” and none of such information should be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in any of those filings.

      The Audit Committee has a written charter, a copy of which is reproduced as Appendix A to this proxy statement.

      The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended December 31, 2002 and the quarterly financial statements of the Company (which were subject to review in accordance with the rules promulgated under the Securities Exchange Act of 1934).

      The Audit Committee has discussed with Farber & Hass (“F&H”) the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU sec. 380). Additionally, the Audit Committee has received from F&H the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees). The Audit Committee also has discussed with F&H matters relating to their independence.

      Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Members of the Audit Committee:

Carlo Civelli
Gilbert N. Segel

Audit Fees

      The aggregate fees billed by F&H for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended December 31, 2002 and for advice and for the reviews of the financial statements included in the Company’s Form 10-Qs for that fiscal year were $23,600.

Financial Information Systems Design and Implementation Fees

      The Company was not billed any fees for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by F&H for the fiscal year ended December 31, 2002.

All Other Fees

      F&H billed an aggregate of $19,812 for professional services rendered preparing the Company’s financial statements in connection with the filing of the Company’s Form S-1 Registration Statement in 2002. In addition, F&H billed an aggregate of $6,250 for professional services in preparing the Company’s tax returns and other related tax services.

      The Audit Committee has not yet considered whether the provision of services other than those described above under the heading “Audit Fees” are compatible with maintaining the independence of F&H.

Compliance with Section 16(a) of the Exchange Act

      Under the Exchange Act, the Company’s directors, certain executive and other officers, and any person holding more than ten percent (10%) of the Company’s Common Stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (the “Commission”) and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by directors and officers and ten percent (10%) holders. Based solely on a review of the copies of reports furnished to the Company as filed with the Commission, the Company is informed that Mr. Desper was late in reporting transactions which occurred in February and March of 2002 because he was not aware that his new financial service provider did not provide assistance in preparing the filings. The Company believes that its remaining executive officers and directors have complied with the filing requirements applicable to them for the year ended December 31, 2002.

Annual Report

      The Company has previously forwarded to each stockholder who so requested in writing a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission and the quarterly reports for the interim periods in 2002. Requests for additional copies of these reports should be sent to the Company at 900 Lafayette Street, Suite 710, Santa Clara, California 95050, Attention: Investor Relations.

Other Business

      F&H was selected as the Company’s independent accountants for the fiscal year ended December 31, 2002 and has been selected as the Company’s auditors for the current fiscal year. Representatives for F&H are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to the appropriate questions from shareholders.

      The Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters set forth above, but if other matters came before the Annual Meeting, it is the intention of the proxies to vote in accordance with their best judgment on such matters.

By Order of the Board

HENRY R. MANDELL
Chairman and Chief Executive Officer

DATED: May 8, 2003

APPENDIX A

SPATIALIZER AUDIO LABORATORIES, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

      The Board of Directors (the “Board”) of Spatializer Audio Laboratories, Inc. (the “Company”) has oversight responsibilities to, among other things, promote an environment in which the Company maintains adequate systems of internal control, presents reliable financial information and complies with applicable laws, regulations and Company policies. To assist the Board in fulfilling certain of those oversight responsibilities, the Board has established an Audit Committee. The following sets forth certain guidelines and requirements with respect to the Audit Committee and its responsibilities.

I.     AUTHORITY OF THE AUDIT COMMITTEE

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accountants to attend meetings of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall be given unrestricted access to Company personnel and documents and to the Company’s independent accountants.

II.     MEMBERSHIP

      The Audit Committee shall consist of at least two Directors or such additional number as the Board or the Audit Committee may determine. The Audit Committee shall not have less than two directors without prior approval of the Board. In the event that the Audit Committee has less than two Directors thereon due to the resignation, death or removal of a Director or other similar event, the Board shall appoint promptly another member thereto.

III.     GENERAL RESPONSIBILITIES

      A.     Matters relating to Annual Audit and Quarterly Financial Reports. The Audit Committee shall recommend to the Board the appointment of the independent accountants, which firm shall be accountable to the Audit Committee and the Board, and the fees to be paid to the accountants. The Audit Committee shall meet with the Company’s independent accountants prior to the audit to review the planning and staffing of the audit. In connection with the audit, the Audit Committee will review with management and the independent accountants any material financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. Following the completion of the audit, the Audit Committee shall meet with the independent accountants to review with the independent accountants any problems or difficulties the accountants may have encountered in connection with the audit, the adequacy of the internal accounting controls, the financial and accounting personnel and any management letter provided by the independent accountants and the Company’s response to that letter. The Audit Committee shall discuss with the independent accountants any matters that are required to be discussed under applicable rules, including without limitation those matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

      The Audit Committee shall also provide to the Company’s independent accountants copies of the quarterly financial statements for review in accordance with the rules of the Securities and Exchange Commission.

      B.     Matters Relating to Internal Controls. The Audit Committee shall review with management the adequacy of internal controls that could materially affect the Company’s financial statements. Additionally,

A-1

the Audit Committee shall inquire of management and the independent accountants about material financial risk exposures and review the steps management has taken to monitor and control such exposures.

      C.     Matters Relating to Auditor Independence. The Audit Committee shall review periodic written reports from the independent accountants regarding the independent accountants’ independence, discuss such reports with the independent accountants, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself as to the independence of the independent accountants.

      D.     Miscellaneous Matters. The Audit Committee shall review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management and evaluate together with the Board the performance of the independent accountants. If so determined by the Audit Committee, it shall recommend that the Board replace the independent accountants. The Audit Committee shall prepare such reports as may be required by the rules of the Securities and Exchange Commission to be included in the Company’s Annual Proxy Statement.

IV.     MEETINGS OF THE AUDIT COMMITTEE

      The Audit Committee shall meet such number of times in each fiscal year of the Company as the Audit Committee believes are reasonable or necessary. The Audit Committee shall maintain minutes or other records of those meetings and its activities.

      This Charter is intended to be flexible so that the Audit Committee is able to meet changing conditions. The Audit Committee is authorized to take such further actions as are consistent with the above-described responsibilities and to perform such other actions as applicable law, the Company’s charter documents and/or the Board may require. To that end, the Audit Committee shall review and reassess the adequacy of this Charter annually. Any proposed changes shall be put before the Board for its approval.

A-2

PROXY	PROXY

SPATIALIZER AUDIO LABORATORIES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 13, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gilbert N. Segel as proxy and attorney-in-fact of the undersigned, with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of Spatializer Audio Laboratories, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hilton Woodland Hills, located at 6360 Canoga Avenue in Woodland Hills, California 91367 on Friday, June 13, 2003 at 2:30 p.m., and at any adjournments thereof.

(Continued on reverse side)

FOLD AND DETACH HERE

For planning purposes, please indicate if you plan to attend the Annual Meeting:	YES	NO

SPATIALIZER AUDIO LABORATORIES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors recommends a vote FOR the nominee listed in Proposal 1.

PROPOSAL 1:	FOR	WITHHOLD

To elect Henry Mandell as a Director of the Company to serve until the Annual Meeting of Stockholders to be held in 2006.	[ ]	[ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1, AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

NOTE: Please sign exactly as your name appears herein. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officers and affix corporate seal. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

Signature

(Stockholder(s) sign above)

Dated:	,2001

PLEASE RETURN PROMPTLY IN ENCLOSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE U.S.

X FOLD AND DETACH HERE X